AMENDED AND RESTATED SECURITY AGREEMENT

AMENDED AND RESTATED SECURITY AGREEMENT, dated as of April 24, 2008 (this “Agreement”) made by Firepond, Inc. (formerly, FP Technology, Inc., a Delaware Corporation) (the “Company”), in favor of Radcliffe SPC, Ltd. for and on behalf of the Class A Segregated Portfolio, a Cayman Islands segregated portfolio company, in its capacity as collateral agent for the Holders (as defined below) (in such capacity and together with its successors in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Company and each party listed as a “Buyer” on the Schedule of Buyers attached to the Securities Purchase Agreement (as defined below) (collectively, the “Buyers”) are parties to the Securities Purchase Agreement, dated as of August 1, 2007 (the “Existing Securities Purchase Agreement” and as amended by the Exchange Agreement (defined below) and as may be further amended, restated, replaced or otherwise modified from time to time, the “Securities Purchase Agreement”), pursuant to which the Company sold, and the Buyers purchased certain “Notes” (as defined therein) to be issued pursuant thereto (as such Notes may be amended, restated, replaced or otherwise modified from time to time in accordance with the terms thereof, collectively, the “Original Notes”);

WHEREAS, the Company and each Investor (as defined in the Exchange Agreements) are entering into a Amendment and Exchange Agreement, dated as of the date hereof (as amended, restated or otherwise modified from time to time, each an “Exchange Agreement” and collectively, the “Exchange Agreements”), pursuant to which, among other things, the Company shall exchange the Original Notes held by such Investor for the “Exchanged Bridge Notes” (as defined in the Exchange Agreements) (as such Notes may be amended, restated, replaced or otherwise modified from time to time in accordance with the terms thereof, collectively, the “Notes”);

WHEREAS, contemporaneously with the consummation of the transactions contemplated by the Existing Securities Purchase Agreement, the Company entered into a Security Agreement, dated as of August 2, 2007, in favor of the Collateral Agent (the “Existing Security Agreement”); and

WHEREAS, it is a condition precedent to the Investor exchanging the Existing Notes for the Exchanged Bridge Notes pursuant to the Exchange Agreement that the Company shall amend and restate the Existing Security Agreement to secure all of the Company’s obligations under the Notes and the “Transaction Documents” (as defined in the Exchange Agreements); and

WHEREAS, the Company has determined that the execution, delivery and performance of this Agreement directly benefits, and is in the best interest of, the Company.

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Investors to enter into the Exchange Agreements, the Company agrees with the Collateral Agent, for the benefit of the Holders, as follows:

Section 1. Definitions.

(a) Reference is hereby made to the Exchange Agreement and the Notes for a statement of the terms thereof.  All terms used in this Agreement and the recitals hereto which are defined in the Exchange Agreement, the Notes or in Articles 8 or 9 of the Uniform Commercial Code (the “Code”) as in effect from time to time in the State of New York, and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided that terms used herein which are defined in the Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Collateral Agent may otherwise determine.

(b) The following terms shall have the respective meanings provided for in the Code:  “Accounts”, “Cash Proceeds”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Commodity Contracts”, “Deposit Account”, “Documents”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Noncash Proceeds”, “Payment Intangibles”, “Proceeds”, “Promissory Notes”, “Security”, “Record”, “Security Account”, “Software”, and “Supporting Obligations”.

(c) As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

“Copyright Licenses” means all licenses, contracts or other agreements, whether written or oral, naming the Company as licensee or licensor and providing for the grant of any right to use or sell any works covered by any copyright (including, without limitation, all Copyright Licenses set forth in Schedule II hereto).

“Copyrights” means all domestic and foreign copyrights, whether registered or not, including, without limitation, all copyright rights throughout the universe (whether now or hereafter arising) in any and all media (whether now or hereafter developed), in and to all original works of authorship fixed in any tangible medium of expression, acquired or used by the Company, all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof.

“CWC” means CWC Holdings, LLC, a Texas limited liability Company.
“Event of Default” shall have the meaning set forth in the Notes.

“Holders” means the holders of the Notes.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code (Chapter 11 of Title 11 of the United States Code) or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intellectual Property” means the Copyrights, Trademarks and Patents.

“Licenses” means the Copyright Licenses, the Trademark Licenses and the Patent Licenses.

“Lien” means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any capitalized lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

“Patent Licenses” means all licenses, contracts or other agreements, whether written or oral, naming the Company as licensee or licensor and providing for the grant of any right to manufacture, use or sell any invention covered by any Patent (including, without limitation, all Patent Licenses set forth in Schedule II hereto).

“Patents” means all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how, formulae, rights of publicity and other general intangibles of like nature, now existing or hereafter acquired (including, without limitation, all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how and formulae described in Schedule II hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office, or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof.

“Permitted Liens” means (i) Liens for taxes not yet due and payable; (ii) unrecorded workmen’s and servicemen’s liens in the ordinary course of business; (iii) Liens securing purchase money security obligations not in excess of $500,000 in the aggregate; (iv) Liens held by the Collateral Agent to secure the Obligations; or (v) Liens in support of the Permitted Indebtedness (as defined in the Notes).

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity  and a government or any department or agency thereof.

“Required Holders” means the holders of the Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding.

“Special Purpose Acquisition Subsidiary” means any Subsidiary that has been acquired by the Company, or any Subsidiary of the Company that is formed for the purpose of making an acquisition.

“Subsidiary” means, in respect of any Person, (a) any corporation or other business entity of which 50% or more of the total voting power of shares of capital stock or other equity interest entitled (without regard to the occurrence of any contingence) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the subsidiaries of that Person (or a combination thereof) and (b) any partnership (i) the sole partner or managing general partner of which is such Person or a subsidiary of such Person or (ii) the only general partners of which are such Person or of one or more subsidiaries of such Person (or any combination thereof); provided, however, that in no event shall CWC be deemed a Subsidiary of the Company.

“Trademark Licenses” means all licenses, contracts or other agreements, whether written or oral, naming the Company as licensor or licensee and providing for the grant of any right concerning any Trademark, together with any goodwill connected with and symbolized by any such trademark licenses, contracts or agreements and the right to prepare for sale or lease and sell or lease any and all Inventory now or hereafter owned by the Company and now or hereafter covered by such licenses (including, without limitation, all Trademark Licenses described in Schedule II hereto).

“Trademarks” means all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a’s, Internet domain names, trade styles, designs, logos and other source or business identifiers and all general intangibles of like nature, now or hereafter owned, adopted, acquired or used by the Company (including, without limitation, all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a’s, Internet domain names, trade styles, designs, logos and other source or business identifiers described in Schedule II hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof), and all reissues, extensions or renewals thereof, together with all goodwill of the business symbolized by such marks and all customer lists, formulae and other Records of the Company relating to the distribution of products and services in connection with which any of such marks are used.

“Transaction Documents” shall have the meaning provided to such term in the Exchange Agreements.

Section 2. Grant of Security Interest.  As collateral security for all of the “Obligations” (as defined in Section 3 hereof), the Company hereby pledges and assigns to the Collateral Agent for the benefit of the Holders, and grants to the Collateral Agent for the benefit of the Holders a continuing security interest in, all personal property of the Company, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible (collectively, the “Collateral”), including, without limitation, the following:

(a) all Accounts, except as otherwise provided for in this Agreement;

(b) all equity interests in Subsidiaries of the Company after the date hereof;

(c) all Chattel Paper (whether tangible or electronic);

(d) the Commercial Tort Claims specified on Schedule VI hereto;

(e) all Deposit Accounts, all cash, and all other property from time to time deposited therein and the monies and property in the possession or under the control of the Collateral Agent or any Holder or any affiliate, representative, agent or correspondent of the Collateral Agent or Holder;

(f) all Documents;

(g) all Equipment;

(h) all Fixtures;

(i) all General Intangibles (including, without limitation, all Payment Intangibles);

(j) all Goods;

(k) all Instruments (including, without limitation, Promissory Notes and each certificated Security);

(l) all Inventory;

(m) all Investment Property;

(n) all Copyrights, Patents and Trademarks, and all Licenses;

(o) all Letter-of-Credit Rights;

(p) all Supporting Obligations;

(q) all other tangible and intangible personal property of the Company (whether or not subject to the Code), including, without limitation, all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of the Company described in the preceding clauses of this Section 2 (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by the Company in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, desks, cards, Software, data and computer programs in the possession or under the control of the Company or any other Person from time to time acting for the Company that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 2 or are otherwise necessary or helpful in the collection or realization thereof; and

(r) all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral;

in each case howsoever the Company’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

Notwithstanding the foregoing, the parties agree that “Collateral” shall exclude the following: (i) any cash amounts paid to the CAP Collateral Agent (as defined in the Exchange Agreements) on the Closing Date (as defined in the Exchange Agreements), (ii) any Cash Interest Prepayment Amount (as defined in the Exchange Agreements) paid to any of the Investors (as defined in the Exchange Agreements) on the Closing Date and (iii) the Company’s interest in CWC Holdings LLC.

Section 3. Security for Obligations.  The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (collectively, the “Obligations”):

(a) the payment by the Company, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Notes and the other Transaction Documents, and

(b) the due performance and observance by the Company of all of its other obligations from time to time existing in respect of any of the Transaction Documents, including without limitation, with respect to any conversion or redemption rights of the Holders under the Notes, for so long as the Notes are outstanding.

Section 4. Representations and Warranties.  The Company represents and warrants as follows:

(a) Schedule I hereto sets forth (i) the exact legal name of the Company, and (ii) the organizational identification number of the Company or states that no such organizational identification number exists.

(b) There is no pending or notice threatening any action, suit, proceeding or claim affecting the Company before any governmental authority or any arbitrator, or any order, judgment or award by any governmental authority or arbitrator, that may adversely affect the grant by the Company, or the perfection, of the security interest purported to be created hereby in the Collateral, or the exercise by the Collateral Agent of any of its rights or remedies hereunder.

(c) All Federal, state and local tax returns and other reports required by applicable law to be filed by the Company have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon the Company or any property of the Company (including, without limitation, all federal income and social security taxes on employees’ wages) and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with generally accepted accounting principles consistently applied (“GAAP”).

(d) All Equipment, Fixtures, Goods and Inventory of the Company now existing are, and all Equipment, Fixtures, Goods and Inventory of the Company hereafter existing will be, located and/or based at the addresses specified therefor in Schedule III hereto, except that the Company will give the Collateral Agent not less than 30 days’ prior written notice of any change of the location of any such Collateral, other than to locations set forth on Schedule III and with respect to which the Company, on behalf of the Collateral Agent has filed financing statements and otherwise fully perfected the Collateral Agent’s Liens thereon.  The Company’s chief place of business and chief executive office, the place where the Company keeps its Records concerning Accounts and all originals of all Chattel Paper are located at the addresses specified therefor in Schedule III hereto.  None of the Accounts is evidenced by Promissory Notes or other Instruments.  Set forth in Schedule IV hereto is a complete and accurate list, as of the date of this Agreement, of (i) each Promissory Note and other Instrument owned by the Company and (ii) each Deposit Account, Securities Account and Commodities Account of the Company, together with the name and address of each institution at which each such Account is maintained, the account number for each such Account and a description of the purpose of each such Account.  Set forth in Schedule I hereto is a complete and correct list of each trade name used by the Company and the name of, and each trade name used by, each person from which the Company has acquired any substantial part of the Collateral.

(e) The Company has delivered to the Collateral Agent complete and correct copies of each License described in Schedule II hereto, including all schedules and exhibits thereto, which represents all of the Licenses existing on the date of this Agreement.  Each such License sets forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby or the rights of the Company or any of its affiliates in respect thereof.  Each material License now existing is, and any material License entered into in the future will be, the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms.  No default under any material License by any such party has occurred, nor does any defense, offset, deduction or counterclaim exist thereunder in favor of any such party.

(f) The Company owns and controls, or otherwise possesses adequate rights to use, all Trademarks, Patents and Copyrights, which are the only trademarks, patents, copyrights, inventions, trade secrets, proprietary information and technology, know-how, formulae, rights of publicity necessary to conduct its business in substantially the same manner as conducted as of the date hereof.  Schedule II hereto sets forth a true and complete list of all registered Copyrights, issued Patents, Trademarks, and Licenses actually owned or used by the Company as of the date hereof.  To the best knowledge of the Company except as otherwise disclosed on Schedule II hereto, all such Intellectual Property of the Company is subsisting and in full force and effect, has not been adjudged invalid or unenforceable, is valid and enforceable and has not been abandoned in whole or in part.  Except as set forth in Schedule II, no such Intellectual Property is the subject of any licensing or franchising agreement.  The Company has no knowledge of any conflict with the rights of others to any Intellectual Property and, to the best knowledge of the Company, the Company is not now infringing or in conflict with any such rights of others in any material respect, and to the best knowledge of the Company, no other Person is now infringing or in conflict in any material respect with any such properties, assets and rights owned or used by the Company.  The Company has not received any notice that it is violating or has violated the trademarks, patents, copyrights, inventions, trade secrets, proprietary information and technology, know-how, formulae, rights of publicity or other intellectual property rights of any third party.

(g) The Company is the sole and exclusive owner of, or otherwise has and will have adequate rights in, the Collateral free and clear of any Liens, except for Permitted Liens on any Collateral.  No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office except such as may have been filed in favor of the Collateral Agent relating to this Agreement or with respect to Permitted Liens.

(h) The exercise by the Collateral Agent of any of its rights and remedies hereunder will not contravene any law or any contractual restriction binding on or otherwise affecting the Company or any of its properties and will not result in or require the creation of any Lien, upon or with respect to any of its properties.

(i) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body, or any other Person, is required for (i) the grant by the Company, or the perfection, of the security interest purported to be created hereby in the Collateral, or (ii) the exercise by the Collateral Agent of any of its rights and remedies hereunder, except (A) for the filing under the Uniform Commercial Code as in effect in the applicable jurisdiction of the financing statements, all of which financing statements, have been duly filed and are in full force and effect, (B) with respect to the perfection of the security interest created hereby in the Intellectual Property, for the recording of the appropriate Assignment for Security, substantially in the form of Exhibit A hereto, as applicable, in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and (C) with respect to the perfection of the security interest created hereby in foreign Intellectual Property and Licenses, for registrations and filings in jurisdictions located outside of the United States and covering rights in such jurisdictions relating to the Intellectual Property and Licenses.

(j) This Agreement creates in favor of the Collateral Agent a legal, valid and enforceable security interest in the Collateral, as security for the Obligations.

(k) As of the date hereof, the Company does not hold any Commercial Tort Claims nor is aware of any such pending claims, except for such claims described in Schedule VI.

Section 5. Covenants as to the Collateral.  So long as any of the Obligations shall remain outstanding, unless the Collateral Agent shall otherwise consent in writing after the approval of the Required Holders:

(a) Further Assurances.  The Company will at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action as is necessary or otherwise as the Collateral Agent may reasonably request (such request to be made at the written direction of the Required Holders in order to:  (i) perfect and protect the security interest purported to be created hereby; (ii) enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) otherwise effect the purposes of this Agreement, including, without limitation:  (A) marking conspicuously all Chattel Paper and each License and each of its Records pertaining to the Collateral with a legend, indicating that such Chattel Paper, License or Collateral is subject to the security interest created hereby, (B)  delivering and pledging to the Collateral Agent hereunder each Promissory Note, Security, Chattel Paper or other Instrument, now or hereafter owned by the Company, duly endorsed and accompanied by executed instruments of transfer or assignment, (C) executing and filing (to the extent, if any, that the Company’s signature is required thereon) or authenticating the filing of, such financing or continuation statements, or amendments thereto, as may be necessary or desirable or that the Collateral Agent may request in order to perfect and preserve the security interest purported to be created hereby, (D) furnishing to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral in each case as the Collateral Agent may reasonably request, all in reasonable detail, (E) if any Collateral shall be in the possession of a third party, notifying such Person of the Collateral Agent’s security interest created hereby and obtaining a written acknowledgment from such Person that such Person holds possession of the Collateral for the benefit of the Collateral Agent, (F) if at any time after the date hereof, the Company acquires or holds any Commercial Tort Claim, promptly notifying the Collateral Agent in a writing signed by the Company setting forth a brief description of such Commercial Tort Claim and granting to the Collateral Agent a security interest therein and in the proceeds thereof, which writing shall incorporate the provisions hereof, (G) upon the acquisition after the date hereof by the Company of any motor vehicle or other Equipment subject to a certificate of title or ownership (other than a motor vehicle or Equipment that is subject to a purchase money security interest), causing the Collateral Agent to be listed as the lienholder on such certificate of title or ownership and delivering evidence of the same to the Collateral Agent; and (H) taking all actions required by any earlier versions of the Code or by other law, as applicable, in any relevant Code jurisdiction, or by other law as applicable in any foreign jurisdiction.

(b) Location of Equipment and Inventory.  The Company will keep the Equipment and Inventory at the locations specified therefor in Schedule III hereof or, at such other locations in the United States; provided that the Company shall provide the Collateral Agent with a new Schedule V hereto indicating each new location of the Equipment and Inventory within five (5) business days of any such change in location.

(c) Condition of Equipment.  The Company will maintain or cause the Equipment (necessary or useful to its business) to be maintained and preserved in good condition, repair and working order, ordinary wear and tear and insured casualty excepted, and will forthwith, or in the case of any loss or damage to any Equipment of the Company within a commercially reasonable time after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable, consistent with past practice, or which the Collateral Agent may request to such end.  The Company will promptly furnish to the Collateral Agent a written statement describing in reasonable detail any such loss or damage in excess of $150,000 to any Equipment.

(d) Taxes, Etc.  The Company agrees to pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory, except to the extent the validity thereof is being contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves in accordance with GAAP have been set aside for the payment thereof.

(e) Insurance.

(i) The Company will, at its own expense, maintain insurance (including, without limitation, commercial general liability and property insurance) with respect to the Equipment and Inventory in such amounts, against such risks, in such form and with responsible and reputable insurance companies or associations as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.  Each such policy for liability insurance shall provide for all losses to be paid on behalf of the Collateral Agent and the Company as their respective interests may appear, and each policy for property damage insurance shall provide for all losses to be adjusted with, and paid directly to, the Collateral Agent.  Each such policy shall in addition (A) name the Collateral Agent as an additional insured party thereunder (without any representation or warranty by or obligation upon the Collateral Agent) as its interests may appear, (B) contain an agreement by the insurer that any loss thereunder shall be payable to the Collateral Agent on its own account notwithstanding any action, inaction or breach of representation or warranty by the Company, (C) provide that there shall be no recourse against the Collateral Agent for payment of premiums or other amounts with respect thereto, and (D) provide that at least 30 days’ prior written notice of cancellation, lapse, expiration or other adverse change shall be given to the Collateral Agent by the insurer.  The Company will, if so requested by the Collateral Agent, deliver to the Collateral Agent original or duplicate policies of such insurance and, as often as the Collateral Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance.  The Company will also, at the request of the Collateral Agent, following a written request to the Collateral Agent by the Required Holders, execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment.

(ii) Reimbursement under any liability insurance maintained by the Company pursuant to this Section 5(e) may be paid directly to the Person who shall have incurred liability covered by such insurance.  In the case of any loss involving damage to Equipment or Inventory, any proceeds of insurance maintained by the Company pursuant to this Section 5(e) shall be paid to the Collateral Agent (except as to which paragraph (iii) of this Section 5(e) is not applicable), the Company will make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance maintained by the Company pursuant to this Section 5(e) shall be paid by the Collateral Agent to the Company, at the written request of the Company, as reimbursement for the costs of such repairs or replacements.

(iii) All insurance payments in respect of such Equipment or Inventory shall be paid to the Collateral Agent and applied as specified in Section 7(b) hereof.

(f) Provisions Concerning the Accounts and the Licenses.

(i) The Company will (A) give the Collateral Agent at least 30 days’ prior written notice of any change in the Company’s name, identity or organizational structure, (B) maintain its jurisdiction of incorporation as set forth in Schedule I hereto, (C) immediately notify the Collateral Agent, in writing, upon obtaining an organizational identification number, if on the date hereof the Company did not have such identification number, and (D) keep adequate records concerning the Accounts and Chattel Paper and permit representatives of the Collateral Agent during normal business hours on reasonable notice to the Company, to inspect and make abstracts from such Records and Chattel Paper.

(ii) The Company will, except as otherwise provided in this subsection (f), continue to collect, at its own expense, all amounts due or to become due under the Accounts.  In connection with such collections, the Company may (and, at the Collateral Agent’s direction, (such direction to be given at the written request of the Required Holders), will) take such action as the Company or the Collateral Agent may reasonably deem necessary or advisable to enforce collection or performance of the Accounts; provided, however, that the Collateral Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default, to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to the Collateral Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Company thereunder directly to the Collateral Agent or its designated agent and, upon such notification and at the expense of the Company and to the extent permitted by law, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Company might have done.  After receipt by the Company of a notice from the Collateral Agent that an Event of Default has occurred and that the Collateral Agent has notified, intends to notify, or has enforced or intends to enforce the Company ‘s rights against the account debtors or obligors under any Accounts as referred to in the proviso to the immediately preceding sentence, (A) all amounts and proceeds (including Instruments) received by the Company in respect of the Accounts shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of the Company and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash collateral and applied as specified in Section 7(b) hereof, and (B) the Company will not adjust, settle or compromise the amount or payment of any Account or release wholly or partly any account debtor or obligor thereof or allow any credit or discount thereon.  In addition, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may and, at the written request of the Required Holders, shall direct any or all of the banks and financial institutions with which the Company either maintains a Deposit Account or a lockbox or deposits the proceeds of any Accounts to send immediately to the Collateral Agent by wire transfer (to such account as the Collateral Agent shall specify, or in such other manner as the Collateral Agent shall direct) all or a portion of such securities, cash, investments and other items held by such institution.  Any such securities, cash, investments and other items so received by the Collateral Agent shall (in the sole and absolute discretion of the Collateral Agent) be held as additional Collateral for the Obligations or distributed in accordance with Section 7 hereof.

(iii) Upon the occurrence and during the continuance of any breach or default under any material License referred to in Schedule II hereto by any party thereto other than the Company, the Company will, promptly after obtaining knowledge thereof, give the Collateral Agent written notice of the nature and duration thereof, specifying what action, if any, it has taken and proposes to take with respect thereto and thereafter will take reasonable steps to protect and preserve its rights and remedies in respect of such breach or default, or will obtain or acquire an appropriate substitute License.

(iv) The Company will, at its expense, promptly deliver to the Collateral Agent a copy of each notice or other communication received by it by which any other party to any material License referred to in Schedule II hereto purports to exercise any of its rights or affect any of its obligations thereunder, together with a copy of any reply by the Company thereto.

(v) The Company will exercise promptly and diligently each and every right which it may have under each material License (other than any right of termination) and will duly perform and observe in all respects all of its obligations under each material License and will take all action reasonably necessary to maintain such Licenses in full force and effect.  The Company will not, without the prior written consent of the Collateral Agent (to be given at the written direction of the Required Holders), cancel, terminate, amend or otherwise modify in any respect, or waive any provision of, any material License referred to in Schedule II hereto.

(g) Transfers and Other Liens.

(i) The Company will not sell, assign (by operation of law or otherwise), lease, license, exchange or otherwise transfer or dispose of any of the Collateral, except (A) Inventory in the ordinary course of business, and (B) worn-out or obsolete assets not necessary to the business.

(ii) The Company will not create, suffer to exist or grant any Lien upon or with respect to any Collateral other than a Permitted Lien.

(h) Intellectual Property.

(i) If applicable, the Company shall, upon the Collateral Agent’s written request, following a request to the Collateral Agent by the Required Holders duly execute and deliver the applicable Assignment for Security in the form attached hereto as Exhibit A.  The Company (either itself or through licensees) will, and will cause each licensee thereof to, take all action necessary to maintain all of the Intellectual Property in full force and effect, including, without limitation, using the proper statutory notices and markings and using the Trademarks on each applicable trademark class of goods in order to so maintain the Trademarks in full force and free from any claim of abandonment for non-use, and the Company will not (nor permit any licensee thereof to) do any act or knowingly omit to do any act whereby any Intellectual Property may become invalidated; provided, however, that so long as no Event of Default has occurred and is continuing, the Company shall not have an obligation to use or to maintain any Intellectual Property (A) that relates solely to any product or work, that has been, or is in the process of being, discontinued, abandoned or terminated, (B) that is being replaced with Intellectual Property substantially similar to the Intellectual Property that may be abandoned or otherwise become invalid, so long as the failure to use or maintain such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such replacement Intellectual Property is subject to the Lien created by this Agreement or (C) that is substantially the same as another Intellectual Property that is in full force, so long the failure to use or maintain such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such other Intellectual Property is subject to the Lien and security interest created by this Agreement.  The Company will cause to be taken all necessary steps in any proceeding before the United States Patent and Trademark Office and the United States Copyright Office or any similar office or agency in any other country or political subdivision thereof to maintain each registration of the Intellectual Property (other than the Intellectual Property described in the proviso to the immediately preceding sentence), including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and payment of maintenance fees, filing fees, taxes or other governmental fees.  If any Intellectual Property (other than Intellectual Property described in the proviso to the first sentence of subsection (i) of this clause (h)) is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, the Company shall (x) upon learning of such infringement, misappropriation, dilution or other violation, promptly notify the Collateral Agent, in writing, and (y) to the extent the Company shall deem appropriate under the circumstances, promptly sue for infringement, misappropriation, dilution or other violation, seek injunctive relief where appropriate and recover any and all damages for such infringement, misappropriation, dilution or other violation, or take such other actions as the Company shall deem appropriate under the circumstances to protect such Intellectual Property.  The Company shall furnish to the Collateral Agent from time to time upon its request statements and schedules further identifying and describing the Intellectual Property and Licenses and such other reports in connection with the Intellectual Property and Licenses as the Collateral Agent may reasonably request (such request to be made at the written request of any Holder), all in reasonable detail and promptly upon request of the Collateral Agent, following receipt by the Collateral Agent of any such statements, schedules or reports, the Company shall modify this Agreement by amending Schedule II hereto, as the case may be, to include any Intellectual Property and License, as the case may be, which becomes part of the Collateral under this Agreement and shall execute and authenticate such documents and do such acts as shall be necessary to subject such Intellectual Property and Licenses to the Lien and security interest created by this Agreement.  Notwithstanding anything herein to the contrary, upon the occurrence and during the continuance of an Event of Default, the Company may not abandon or otherwise permit any Intellectual Property to become invalid without the prior written consent of the Collateral Agent (to be given at the written direction of the Required Holders), and if any Intellectual Property is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, the Company will take such action as appropriate under the circumstances to protect such Intellectual Property.

(ii) In no event shall the Company, either itself or through any agent, employee, licensee or designee, file an application for the registration of any Trademark or Copyright or the issuance of any Patent with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, or in any similar office or agency of the United States or any country or any political subdivision thereof unless it gives the Collateral Agent prior written notice thereof.  Upon request of the Collateral Agent, the Company shall execute, authenticate and deliver any and all assignments, agreements, instruments, documents and papers as the Collateral Agent may reasonably request, following a request to the Collateral Agent by the Required Holders, to evidence the Collateral Agent’s security interest hereunder in such Intellectual Property and the General Intangibles of the Company relating thereto or represented thereby, and the Company hereby appoints the Collateral Agent its attorney-in-fact to execute and/or authenticate and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed, and such power (being coupled with an interest) shall be irrevocable until the indefeasible payment in full in cash of all of the Obligations in full and the termination of each of the Transaction Documents.

(i) Deposit, Commodities and Securities Accounts.  Upon the Collateral Agent’s written request, following a request to the Collateral Agent by the Required Holders, the Company shall cause each bank and other financial institution with an account referred to in Schedule IV hereto to execute and deliver to the Collateral Agent a control agreement, in form and substance reasonably satisfactory to the Collateral Agent, duly executed by the Company and such bank or financial institution, or enter into other arrangements, pursuant to which such institution shall irrevocably agree, inter alia, that (i) it will comply at any time with the instructions originated by the Collateral Agent to such bank or financial institution directing the disposition of cash, Commodity Contracts, Securities, Investment Property and other items from time to time credited to such account, without further consent of the Company, which instructions the Collateral Agent will not give to such bank or other financial institution in the absence of a continuing Event of Default, (ii) all cash, Commodity Contracts, securities, Investment Property and other items of the Company deposited with such institution shall be subject to a perfected, first priority security interest in favor of the Collateral Agent, (iii) any right of set off, banker’s Lien or other similar Lien, security interest or encumbrance shall be fully waived as against the Collateral Agent, and (iv) upon receipt of written notice from the Collateral Agent during the continuance of an Event of Default, such bank or financial institution shall immediately send to the Collateral Agent by wire transfer (to such account as the Collateral Agent shall specify, or in such other manner as the Collateral Agent shall direct) all such cash, the value of any Commodity Contracts, Securities, Investment Property and other items held by it.  The Company shall not make or maintain any Deposit Account, Commodity Account or Securities Account except for the accounts set forth in Schedule IV hereto.  The provisions of this paragraph 5(i) shall not apply to (i) Deposit Accounts for which the Collateral Agent is the depositary and (ii) Deposit Accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Company ‘s salaried employees.

(j) Motor Vehicles.

(i) The Company shall deliver to the Collateral Agent originals of the certificates of title or ownership for all motor vehicles owned by it with a blue book value equal or in excess of $50,000, with the Collateral Agent listed as lienholder, for the benefit of the Holders.

(ii) The Company hereby appoints the Collateral Agent as its attorney-in-fact, effective the date hereof and terminating upon the termination of this Agreement, for the purpose of (A) executing on behalf of the Company title or ownership applications for filing with appropriate state agencies to enable motor vehicles now owned or hereafter acquired by the Company to be retitled and the Collateral Agent listed as lienholder thereof, (B) filing such applications with such state agencies, and (C) executing such other documents and instruments on behalf of, and taking such other action in the name of, the Company as may be necessary or advisable to accomplish the purposes hereof (including, without limitation, for the purpose of creating in favor of the Collateral Agent a perfected Lien on the motor vehicles and exercising the rights and remedies of the Collateral Agent hereunder).  This appointment as attorney-in-fact is coupled with an interest and is irrevocable until all of the Obligations are indefeasibly paid in full in cash and after all Transaction Documents have been terminated.

(iii) Any certificates of title or ownership delivered pursuant to the terms hereof shall be accompanied by odometer statements for each motor vehicle covered thereby.

(iv) So long as no Event of Default shall have occurred and be continuing, upon the request of the Company, the Collateral Agent shall execute and deliver to the Company such instruments as the Company shall reasonably request, in form and substance satisfactory to the Collateral Agent, to remove the notation of the Collateral Agent as lienholder on any certificate of title for any motor vehicle; provided, however, that any such instruments shall be delivered, and the release effective, only upon receipt by the Collateral Agent of a certificate from the Company stating that such motor vehicle is to be sold or has suffered a casualty loss (with title thereto passing to the casualty insurance company therefor in settlement of the claim for such loss) and the amount that the Company will receive as sale proceeds or insurance proceeds.  Any proceeds of such sale or casualty loss shall be paid to the Collateral Agent hereunder immediately upon receipt, to be applied to the Obligations then outstanding.

(k) Control.  The Company hereby agrees to take any or all action that may be necessary or desirable or that the Collateral Agent may reasonably request (such request to be made at the written direction of the Required Holders) in order for the Collateral Agent to obtain control in accordance with Sections 9-105 – 9-107 of the Code with respect to the following Collateral:  (i) Electronic Chattel Paper, (ii) Investment Property, and (iii) Letter-of-Credit Rights.

(l) Intentionally Deleted.

(m) Future Subsidiaries.  If the Company shall hereafter create or acquire any Subsidiary, simultaneously with the creation or acquisition of such Subsidiary, the Company shall cause such Subsidiary to become a party to this Agreement as a grantor hereunder, and to duly execute and deliver a guaranty of the Obligations in favor of the Holders in form and substance reasonably acceptable to the Required Holders and to duly execute and/or deliver such opinions of counsel and other documents, in form and substance reasonably acceptable to the Required Holders, as the Required Holders shall reasonably request with respect thereto; provided, however, that this subsection (m) shall not apply to any Subsidiary for which the Company has provided notice to the Holders at the time of the formation thereof that such Subsidiary is a Special Purpose Acquisition Subsidiary.  The Company hereby agrees that it shall not make capital contributions in excess of $10,000 in cash or property of equivalent value (or some combination thereof) to any such Special Purpose Acquisition Subsidiary.

Section 6. Additional Provisions Concerning the Collateral.

(a) The Company hereby (i) authorizes the Collateral Agent to cause the filing of one or more Code financing or continuation statements, and amendments thereto, relating to the Collateral and (ii) ratifies such authorization to the extent that the Collateral Agent has filed any such financing or continuation statements, or amendments thereto, prior to the date hereof.  A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.  Notwithstanding the foregoing, the Company shall at all times maintain perfected the security interest granted hereunder without further act on the part of the Collateral Agent.

(b) The Company hereby irrevocably appoints the Collateral Agent as its attorney-in-fact and proxy, with full authority in the place and stead of the Company and in the name of the Company or otherwise, so long as an Event of Default shall have occurred and is continuing, to take any action and to execute any instrument, from time to time, which the Required Holders may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Company under Section 5 hereof), including, without limitation, (i) to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 5(e) hereof, (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (iii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) or (ii) above, (iv) to file any claims or take any action or institute any proceedings which the Required Holders may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of the Collateral Agent and the Holders with respect to any Collateral, and (v) to execute assignments, licenses and other documents to enforce the rights of the Collateral Agent and the Holders with respect to any Collateral.  This power is coupled with an interest and is irrevocable until all of the Obligations are indefeasibly paid in full in cash.

(c) For the purpose of enabling the Collateral Agent to exercise rights and remedies hereunder, at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, the Company hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Company) to use, assign, license or sublicense any Intellectual Property now owned or hereafter acquired by the Company, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.  Notwithstanding anything contained herein to the contrary, but subject to any provisions of the Notes that limit the right of the Company to dispose of its property and Section 5(h) hereof, so long as no Event of Default shall have occurred and be continuing, the Company may exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of its business.  In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing, the Collateral Agent shall from time to time, upon the request of the Company, execute and deliver any instruments, certificates or other documents, in the form and substance satisfactory to the Collateral Agent, which the Company shall have certified are appropriate (in the Company’s judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to this clause (c) as to any Intellectual Property).  Further, upon the indefeasible payment in full in cash of all of the Obligations, the Collateral Agent (subject to Section 10(e) hereof) shall release and reassign to the Company all of the Collateral Agent’s right, title and interest in and to the Intellectual Property, and the Licenses, all without recourse, representation or warranty whatsoever.  The exercise of rights and remedies hereunder by the Collateral Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Company in accordance with the second sentence of this clause (c).  The Company hereby releases the Collateral Agent from any claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by the Collateral Agent under the powers of attorney granted herein other than actions taken or omitted to be taken through the Collateral Agent’s own gross negligence or willful misconduct, as determined by a final determination of a court of competent jurisdiction.

(d) If the Company fails to perform any agreement contained herein, the Collateral Agent may (but is under no obligation to) itself perform, or cause performance of, such agreement or obligation, in the name of the Company or the Collateral Agent, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Company pursuant to Section 8 hereof and shall be secured by the Collateral.

(e) The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

(f) Notwithstanding anything in this Agreement to the contrary and for the avoidance of doubt, the Collateral Agent shall have no duty to act outside of the United States in respect of any Collateral located in a jurisdiction other than the United States.

Section 7. Remedies Upon Event of Default.  If any Event of Default shall have occurred and be continuing:

(a) The Collateral Agent may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Collateral), and also may (i) take absolute control of the Collateral, including, without limitation, transfer into the Collateral Agent’s name or into the name of its nominee or nominees (to the extent the Collateral Agent has not theretofore done so) and thereafter receive, for the benefit of the Collateral Agent, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require the Company to, and the Company hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of its respective Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place or places to be designated by the Collateral Agent that is reasonably convenient to both parties, and the Collateral Agent may enter into and occupy any premises owned or leased by the Company where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate the Collateral Agent’s rights and remedies hereunder or under law, without obligation to the Company in respect of such occupation, and (iii) without notice except as specified below and without any obligation to prepare or process the Collateral for sale, (A) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable and/or (B) lease, license or dispose of the Collateral or any part thereof upon such terms as the Collateral Agent may deem commercially reasonable.  The Company agrees that, to the extent notice of sale or any other disposition of its respective Collateral shall be required by law, at least ten (10) days’ notice to the Company of the time and place of any public sale or the time after which any private sale or other disposition of its respective Collateral is to be made shall constitute reasonable notification.  The Collateral Agent shall not be obligated to make any sale or other disposition of any Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  The Company hereby waives any claims against the Collateral Agent and the Holders arising by reason of the fact that the price at which its respective Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree, and waives all rights that such the Company may have to require that all or any part of such Collateral be marshalled upon any sale (public or private) thereof.  The Company hereby acknowledges that (i) any such sale of its respective Collateral by the Collateral Agent shall be made without warranty, (ii) the Collateral Agent may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, and (iii) such actions set forth in clauses (i) and (ii) above shall not adversely effect the commercial reasonableness of any such sale of Collateral.  In addition to the foregoing, (1) upon written notice to the Company from the Collateral Agent (to be given at the direction of the Required Holders), the Company shall cease any use of the Intellectual Property or any trademark, patent or copyright similar thereto for any purpose described in such notice; (2) the Collateral Agent may, at any time and from time to time, upon 10 days’ prior notice to the Company, license, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any of the Intellectual Property, throughout the universe for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (3) the Collateral Agent may, at any time, pursuant to the authority granted in Section 6 hereof (such authority being effective upon the occurrence and during the continuance of an Event of Default), execute and deliver on behalf of the Company, one or more instruments of assignment of the Intellectual Property (or any application or registration thereof), in form suitable for filing, recording or registration in any country.

(b) Any cash held by the Collateral Agent as Collateral and all Cash Proceeds received by the Collateral Agent in respect of any sale of or collection from, or other realization upon, all or any part of the Collateral shall, at the written direction of the Required Holders, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 8 hereof) in whole or in part by the Collateral Agent against, all or any part of the Obligations in such order as the Required Holders shall direct, in writing.  Any surplus of such cash or Cash Proceeds held by the Collateral Agent and remaining after the indefeasible payment in full in cash of all of the Obligations shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

(c) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Collateral Agent and the Holders are legally entitled, the Company shall be liable for the deficiency, together with interest thereon at the highest rate specified in any of the applicable Transaction Documents for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Collateral Agent to collect such deficiency.

(d) The Company hereby acknowledges that if the Collateral Agent complies with any applicable state, provincial or federal law requirements in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.

(e) The Collateral Agent shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Collateral Agent’s rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising.  To the extent that the Company lawfully may, the Company hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Collateral Agent’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Company hereby irrevocably waives the benefits of all such laws.

Section 8. Indemnity and Expenses.

(a) The Company agrees to defend, protect, indemnify and hold the Collateral Agent and each of its officers, directors, employees and agents, and each of the Holders harmless from and against any and all claims, damages, losses, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, reasonable legal fees, costs, expenses, and disbursements of such Person’s counsel) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting solely and directly from such Person’s own gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction.

(b) The Company agrees to upon demand pay to the Collateral Agent the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Collateral Agent and of any experts and agents (including, without limitation, any Person which may act as agent of the Collateral Agent), which the Collateral Agent may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder (including, but not limited to, any fees and expenses incurred by the Collateral Agent in connection with any bankruptcy proceeding), or (iv) the failure by the Company to perform or observe any of the provisions hereof.

(c) The agreements in this Section 8 shall survive repayment of the Obligations and removal or resignation of the Collateral Agent.

Section 9. Immunities of the Collateral Agent.

(a) No Implied Duty.  The Collateral Agent will not have any fiduciary duties nor will it have responsibilities or obligations other than those expressly assumed by it in this Agreement and the other Transaction Documents.  The Collateral Agent will not be required to take any action that is contrary to applicable law or any provision of this Agreement or the other Transaction Documents.

(b) Appointment of Agents and Advisors.  The Collateral Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors selected by it in good faith as it may reasonably require and will not be responsible for any misconduct or negligence on the part of any of them.  The Collateral Agent may consult with counsel of its selection and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) Other Agreements.  The Collateral Agent has accepted and is bound by the Transaction Documents executed by the Collateral Agent as of the date of this Agreement and, as directed in writing by the Required Holders, the Collateral Agent shall execute additional Transaction Documents delivered to it after the date of this Agreement; provided, however, that such additional Transaction Documents do not adversely affect the rights, privileges, benefits and immunities of the Collateral Agent.  The Collateral Agent will not otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture or other agreement governing the Obligations (other than this Agreement and the other Transaction Documents to which the Collateral Agent is a party).

(d) Solicitation of Instructions.  (i) The Collateral Agent may at any time solicit written confirmatory instructions from the Required Holders, an Officers’ Certificate of the Company or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or the other Transaction Documents.

(ii) No written direction given to the Collateral Agent by the Required Holders or the Company that in the sole judgment of the Collateral Agent imposes, purports to impose or might reasonably be expected to impose upon the Collateral Agent any obligation or liability not set forth in or arising under this Agreement and the other Transaction Documents will be binding upon the Collateral Agent unless the Collateral Agent elects, at its sole option, to accept such direction.

(e) Limitation of Liability.  The Collateral Agent will not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other Transaction Document, except for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.  In no event shall the Collateral Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(f) Documents in Satisfactory Form.  The Collateral Agent will be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and with substantive provisions reasonably satisfactory to it.

(g) Entitled to Rely.  The Collateral Agent may seek and conclusively rely upon, and shall be fully protected in conclusively relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by the Company or the Required Holders in compliance with the provisions of this Agreement without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof.  The Collateral Agent may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Transaction Documents has been duly authorized to do so.

(h) Event of Default.  The Collateral Agent will not be required to inquire as to the occurrence or absence of any Event of Default and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Event of Default unless and until it is directed, in writing, by the Required Holders.

(i) Actions by Collateral Agent.  As to any matter not expressly provided for by this Agreement or the other Transaction Documents, the Collateral Agent will act or refrain from acting as directed by the Required Holders and will be fully protected if it does so, and any action taken, suffered or omitted pursuant to hereto or thereto shall be binding on all Holders.

(j) Security or Indemnity in favor of the Collateral Agent.  The Collateral Agent will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity reasonably satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action.  The Collateral Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Holders pursuant to this Agreement, unless such Holders shall have offered to the Collateral Agent security or indemnity satisfactory to the Collateral Agent against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(k) Rights of the Collateral Agent.  In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Transaction Document, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Transaction Document.  In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Transaction Documents resulting in adverse claims being made in connection with Collateral held by the Collateral Agent and the terms of this Agreement or any of the other Transaction Documents do not unambiguously mandate the action the Collateral Agent is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Agent is in doubt as to what action it is required to take or not to take hereunder or under the other Transaction Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by the Required Holders or by order of a court of competent jurisdiction.

(l) Limitations on Duty of Collateral Agent in Respect of Collateral.  (i) Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any liens on the Collateral.  The Collateral Agent will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Agent will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

(ii) The Collateral Agent will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Pledgor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or liens upon the Collateral or otherwise as to the maintenance of the Collateral.  The Collateral Agent hereby disclaims any representation or warranty to the present and future holders of the Obligations concerning the perfection of the Liens granted hereunder or in the value of any of the Collateral.

(m) Assumption of Rights, Not Assumption of Duties.  Notwithstanding anything to the contrary contained herein:

(i) each of the parties thereto will remain liable under each of the Transaction Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not be executed;

(ii) the exercise by the Collateral Agent of any of its rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the other Transaction Documents; and

(iii) the Collateral Agent will not be obligated to perform any of the obligations or duties of any of the parties thereunder other than the Collateral Agent.

(n) No Liability for Clean Up of Hazardous Materials.  In the event that the Collateral Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Agent’s sole discretion may cause the Collateral Agent to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Agent to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Agent reserves the right, instead of taking such action, either to resign as Collateral Agent or to arrange for the transfer of the title or control of the asset to a court appointed receiver.  The Collateral Agent will not be liable to any person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

Section 10. Resignation or Removal of Collateral Agent.

(a) Resignation or Removal of Collateral Agent.  Subject to the appointment of a successor Collateral Agent as provided in clause (b) below and the acceptance of such appointment by the successor Collateral Agent:

(i) the Collateral Agent may resign at any time by giving not less than 30 days’ notice of resignation to each Holder and the Company; and

(ii) the Collateral Agent may be removed at any time, with or without cause, by notice, in writing, from the Required Holders.

(b) Appointment of Successor Collateral Agent.  Upon any such resignation or removal, a successor Collateral Agent may be appointed by the Required Holders.  If no successor Collateral Agent has been so appointed and accepted such appointment within 30 days after the predecessor Collateral Agent gave notice of resignation or was removed, the retiring Collateral Agent may (at the expense of the Company), at its option, petition a court of competent jurisdiction for appointment of a successor Collateral Agent.  The Collateral Agent will fulfill its obligations hereunder until a successor Collateral Agent has accepted its appointment as Collateral Agent and the provisions of clause (c) have been satisfied.

(c) Succession.  When the Person so appointed as successor Collateral Agent accepts such appointment:

(i) such Person will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Agent, and the predecessor Collateral Agent will be discharged from its duties and obligations hereunder; and

(ii) the predecessor Collateral Agent will (at the expense of the Company) upon payment of all amounts owed it hereunder, promptly transfer all liens and collateral security and other property within its possession or control to the possession or control of the successor Collateral Agent and will execute instruments and assignments as may be necessary or desirable or reasonably requested by the successor Collateral Agent to transfer to the successor Collateral Agent all liens, interests, rights, powers and remedies of the predecessor Collateral Agent in respect of the Transaction Documents. Thereafter the predecessor Collateral Agent will remain entitled to enforce the immunities granted to it in Section 9 and the provisions set forth in Section 8.

(d) Merger, Conversion or Consolidation of Collateral Agent.  Any person into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any person succeeding to all or substantially all the corporate trust business of the Collateral Agent shall be the successor of the Collateral Agent pursuant to clause (d) above, provided that without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

Section 11. Notices, Etc.  All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied or delivered, if to the Company at its address specified below and if to the Collateral Agent to it, at its address specified below; or as to any such Person, at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 11.  All such notices and other communications shall be effective if sent by certified mail, return receipt requested, when received.

Section 12. Miscellaneous.

(a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the parties hereto, and no waiver of any provision of this Agreement, and no consent to any departure by the Company therefrom, shall be effective unless it is in writing and signed by the Collateral Agent and the Required Holders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) No failure on the part of the Collateral Agent to exercise, and no delay in exercising, any right hereunder or under any of the other Transaction Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The rights and remedies of the Collateral Agent or any Holder provided herein and in the other Transaction Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.  The rights of the Collateral Agent or any Holder under any of the other Transaction Documents against any party thereto are not conditional or contingent on any attempt by such Person to exercise any of its rights under any of the other Transaction Documents against such party or against any other Person, including but not limited to, the Company.

(c) All rights of the Collateral Agent hereunder, the security interest created hereby and all obligations of the Company hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any Transaction Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Transaction Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company in respect of the Obligations or this Agreement.

(d) Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(e) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the indefeasible payment in full in cash of the Obligations, and (ii) be binding on the Company and all other Persons who become bound as debtor to this Agreement in accordance with Section 9-203(d) of the Code and shall inure, together with all rights and remedies of the Collateral Agent and the Holders hereunder, to the benefit of the Collateral Agent and the Holders and their respective permitted successors, transferees and assigns.  Without limiting the generality of clause (ii) of the immediately preceding sentence, without notice to the Company, the Collateral Agent and the Holders may assign or otherwise transfer their rights and obligations under this Agreement and any of the other Transaction Documents to any other Person (subject to the terms of the Transaction Documents) and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Collateral Agent and the Holders herein or otherwise.  Upon any such assignment or transfer, all references in this Agreement to the Collateral Agent or any such Holder shall mean the assignee of the Collateral Agent or such Holder.  None of the rights or obligations of the Company hereunder may be assigned or otherwise transferred and any such assignment or transfer without the consent of the Collateral Agent shall be null and void.

(f) Upon the indefeasible payment in full in cash of the Obligations, (i) this Agreement and the security interests created hereby shall terminate and all rights to the Collateral shall revert to the Company, and (ii) the Collateral Agent will, upon the Company’s written request and at the Company’s expense, (A) return to the Company such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (B) execute and deliver to the Company such documents as the Company shall reasonably request (in form and substance satisfactory to the Collateral Agent) to evidence such termination, all without any representation, warranty or recourse whatsoever.

(g) THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(h) ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED THERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS THEREOF, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.  THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION, SUIT OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

(i) EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR OTHER ACTION OF THE PARTIES HERETO.

(j) The Company irrevocably consents to the service of process of any of the aforesaid courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address provided herein, such service to become effective ten (10) days after such mailing.

(k) Nothing contained herein shall affect the right of the Collateral Agent to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Company or any property of the Company in any other jurisdiction.

(l) The Company irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

(m) Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(n) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together constitute one in the same Agreement.

(o) In connection with its appointment and acting hereunder, the Collateral Agent is entitled to all rights, privileges, protections, benefits, immunities and indemnities provided to it as Collateral Agent under the other Transaction Documents.

(p) In no event shall the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of god, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(q) Notwithstanding anything herein to the contrary, the security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of any subordination agreement entered into by the Collateral Agent in favor of any holder of Senior Indebtedness or the Trustee under the Indenture (as such terms are defined in the Notes).  In the event of any conflict between the terms of such subordination agreement and this Agreement, the terms of such subordination agreement shall control.  Prior to the discharge of the Senior Indebtedness, the requirements of this Agreement to deliver Collateral to the Collateral Agent shall be deemed satisfied by delivery of such Collateral to the Trustee, in its capacity as collateral agent for the holders of the Senior Indebtedness, under any security documents entered into by the Company in connection therewith.

(r) The parties hereto hereby acknowledge and agree that this Agreement shall amend, restate, modify, extend, renew and continue the terms and provisions contained in the Existing Security Agreement and shall not extinguish or release the Company from any liability under the Existing Security Agreement or otherwise constitute a novation of its obligations thereunder.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

THE COMPANY:
FIREPOND, INC.

By:
Name:
Title:
Address:

ACCEPTED BY:

RADCLIFFE SPC, LTD. for and on behalf of
the Class A Segregated Portfolio,
as Collateral Agent
By: RG Capital Management, L.P.
By: RGC Management Company, LLC

By:
Name:Gerald F. Stahlecker
Title:	Managing Director

Address:	c/o RG Capital Management, LP
3 Bala Plaza-East, Suite 501
Bala Cynwyd, PA 19004
Attention: Gerald F. Stahlecker